UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 6, 2025

Astria Therapeutics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37467	26-3687168
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22 Boston Wharf Road 10th Floor
Boston, Massachusetts	02210
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 349-1971

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ATXS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On August 6, 2025, Astria Therapeutics, Inc. (the “Company”) entered into a license agreement (the “License Agreement”) with Kaken Pharmaceutical, Co., Ltd. (“Kaken”), pursuant to which the Company granted an exclusive license under certain patent rights and know-how controlled by the Company for Kaken to develop, package, and commercialize navenibart, a long-acting investigational monoclonal antibody inhibitor of plasma kallikrein (the “Licensed Product”), for the prevention of hereditary angioedema (“HAE”) attacks in humans (the “Field”) in Japan.

Under the terms of the License Agreement, the Company will receive an upfront payment of $16.0 million, with a potential for an additional $16.0 million in total commercialization and sales milestones. In addition to these payments, on a Licensed Product-by-Licensed Product basis, the Company is eligible for tiered royalties, with the royalty rate as a percentage of net sales from the mid-teens to 30%. Kaken’s royalty payment obligations commence on the first commercial sale of each Licensed Product in Japan and continue until the latest of (i) the expiration of the last to expire valid claim of specified Company patents rights covering such Licensed Product in Japan, (ii) the expiration of the last to expire regulatory exclusivity with respect to such Licensed Product in Japan, and (iii) ten (10) years following the first commercial sale of such Licensed Product in Japan (each such term with respect to a Licensed Product, the “Royalty Term”). Pursuant to the terms of the License Agreement, Kaken will also provide support for the Company’s ALPHA-ORBIT Phase 3 trial in Japan, be responsible for regulatory submissions in Japan, and reimburse the Company for a portion of the costs of the navenibart Phase 3 program. Kaken is obligated to use commercially reasonable efforts to obtain regulatory approval and reimbursement approval for, and commercialize, at least one Licensed Product in the Field in Japan.

In the event the Company develops the Licensed Product for an indication outside the Field, the Company has granted Kaken a right of first negotiation with respect to commercialization rights in Japan for the Licensed Product for such indication outside the Field.

Pursuant to the License Agreement, the parties agreed to establish a joint steering committee to provide oversight of the parties’ activities under the Agreement.

Unless earlier terminated, the License Agreement will expire on the expiration of the last-to-expire Royalty Term. The License Agreement may be terminated by either party for the other party’s uncured material breach, insolvency or bankruptcy. Additionally, Kaken may terminate the License Agreement upon 30 days’ notice for a material safety issue, or at its convenience with 90 days’ notice.

The foregoing description of the terms of the License Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the License Agreement.

Item 7.01	Regulation FD Disclosure.

On August 6, 2025, the Company issued a press release (the “Press Release”) announcing, among other things, the entry into the License Agreement and the license of commercialization rights for navenibart in Japan to Kaken. The Press Release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information in this Item 7.01, including Exhibit 99.1, shall not be deemed incorporated by reference into any other filing with the Securities and Exchange Commission made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 8.01.	Other Events.

The Company expects that its cash, cash equivalents and short-term investments as of June 30, 2025, together with the Kaken upfront payment and expected reimbursement of a portion of the Company’s Phase 3 program costs, will be sufficient to fund its current operating plan into 2028. The Company’s current operating plan includes (i) for navenibart, support for all program activities through completion of our ALPHA-ORBIT Phase 3 trial, including activities related to the planned ORBIT-EXPANSE long-term trial and Phase 3 development and testing of drug device combinations, and (ii) for STAR-0310, the completion of the ongoing Phase 1a clinical trial of healthy subjects. Advancing the development of navenibart, any drug device combination for navenibart, STAR-0310 or any future product candidates will require a significant amount of capital, and the Company’s existing cash, cash equivalents and short-term investments, together with the Kaken upfront and expected cost reimbursements from Kaken, will not be sufficient to enable the Company to fund the completion of development of any of its product candidates, including navenibart, any drug device combination for navenibart, STAR-0310 or any future product candidate. The Company will need to obtain substantial additional funding to complete the development and commercialization of navenibart, any drug device combination for navenibart, STAR-0310 or any future product candidates and support its continuing operations, future clinical trials and expansion of its pipeline.

Cautionary Note Regarding Forward Looking Statements

Any statements in this Current Report on Form 8-K about future expectations, plans and prospects for the Company, including statements about the Company’s current operating plan and the Company’s anticipated cash runway, among other things, statements containing the words “believes,” “anticipates,” “plans,” “expects,” “may” and similar expressions, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: uncertainties inherent in the initiation and completion of clinical trials and clinical development of the Company’s product candidates, including navenibart and STAR-0310; expectations for regulatory approvals to conduct trials or to market products; availability of funding sufficient for the Company’s foreseeable and unforeseeable operating expenses and capital expenditure requirements, including commercialization of navenibart if regulatory approval is obtained; other matters that could affect the availability or commercial potential of the Company’s product candidates; and general economic and market conditions and other factors discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, each as filed with the Securities and Exchange Commission, and in other filings that the Company may make with the Securities and Exchange Commission in the future. In addition, the forward-looking statements included in this Current Report on Form 8-K represent the Company’s views as of the date hereof and should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof. The Company anticipates that subsequent events and developments will cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit
99.1	Press Release, dated August 6, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASTRIA THERAPEUTICS, INC.

Date: August 6, 2025	By:	/s/ Ben Harshbarger
Ben Harshbarger
Chief Legal Officer